Exhibit 10.19

AMERICOLD

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Effective January 1, 2005

i

TABLE OF CONTENTS

(continued)

ii

AMERICOLD

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, AmeriCold Logistics, LLC (“AmeriCold”) established and maintains the AmeriCold Supplemental Executive Savings Plan  (the “Executive Savings Plan”) to provide for certain management or highly compensated employees of AmeriCold the opportunity to defer the receipt of some or all of their compensation;

WHEREAS, AmeriCold established and maintains the AmeriCold Executive Retirement Income Plan (the “Retirement Income Plan”; the Executive Savings Plan and the Retirement Income Plan are referred to collectively herein as the “Pre-2005 Plans”) to provide to certain management or highly compensated employees of AmeriCold a supplement to their retirement pay;

WHEREAS, the Board of Trustees of Americold Realty Trust (the “Board”) may, to the extent permitted by Section 8.1 of each of the Pre-2005 Plans, amend such Pre-2005 Plans at any time;

WHEREAS, the American Jobs Creation Act of 2004 added Section 409A to the Internal Revenue Code of 1986, as amended (the “Code”), and Section 409A of the Code imposes certain restrictions on compensation deferred on or after January 1, 2005; and

WHEREAS, the Board has determined that it is in the best interests of AmeriCold and the participants in the Pre-2005 Plans to amend and restate the Pre-2005 Plans, effective as of January 1, 2005, to (i) comply with Section 409A of the Code with respect to all benefits provided under the Pre-2005 Plans, to the extent permitted by existing guidance, without regard to when such benefits became earned and vested, (ii) make certain design changes and clarifications to the Pre-2005 Plans, (iii) merge the Pre-2005 Plans and cause the vested account balances under the Pre-2005 Plans to be subjected to, and henceforth governed under, the provisions of the AmeriCold Supplemental Executive Retirement Plan (the “SERP”), as restated herein; and (iv) continue to be treated as an unfunded arrangement providing deferred compensation to eligible employees who are part of a select group of management or highly compensated employees within the meaning of Sections 201, 301 and 401 of ERISA (and therefore exempt from the requirements of Parts 2, 3 and 4 of Title I of ERISA as a “top hat” plan and eligible for the alternative method of compliance for reporting and disclosure which is available for such plans).

NOW, THEREFORE, AmeriCold hereby sets forth the provisions of the SERP as follows:

SECTION 1

DEFINITIONS

1.1           Definitions.  Wherever used herein:

“Account” means a bookkeeping account maintained by the Company to record Deferrals, Company Credits, any deemed earnings with respect to such amounts, and such other transactions, if any, that may be required to administer the SERP.  An Account shall be utilized solely as a device to determine the amounts payable to a Participant under the SERP; an Account shall not constitute or be treated as an escrow, trust fund, or any other type of funded account for federal income tax purposes, or for purposes of ERISA, and amounts credited thereto shall not be considered “plan assets” for federal income tax purposes, or for purposes of ERISA.

“Affiliate” means any entity with respect to which AmeriCold Logistics, LLC beneficially owns, directly or indirectly, at least 50% of the total voting power of the interests of such entity and at least 50% of the total value of the interests of such entity.

“Allocation Election” means a choice by a Participant of one or more Investment Options in which Deferrals, Company Credits, and/or existing Account balances are Deemed Invested for purposes of determining the value of a particular Account.

“AmeriCold” means AmeriCold Logistics, LLC, a Delaware limited liability company and the sponsor of the SERP.

“Beneficiary” means the beneficiary of a Participant designated pursuant to such procedures as may be established by the Committee, and if no Beneficiary designated in such manner survives the Participant, the Beneficiary shall be the Participant’s spouse, if the spouse survives the Participant, otherwise the Beneficiary shall be the Participant’s estate.

“Board” means the Board of Trustees of Americold Realty Trust or such persons or entities as the Board may designate.

“Bonus Compensation” means “performance-based compensation” (as such term is defined in Section 409A(a)(4)(B)(ii) of the Code and the regulations and other guidance issued thereunder).

“Bonus Deferral” shall have the meaning set forth in Section 3.1(b) hereof.

“Bonus Deferral Election” shall have the meaning set forth in Section 3.1(b) hereof.

“Cause” shall have the meaning set forth in Section 5.2 hereof.

“Change of Control” means the occurrence of one or more of the following events:

(A)          Acquisition by any individual, entity, or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934), other than: (i) for periods prior to March 31, 2008, Vornado ART Holding Manager L.L.C., a Delaware limited liability company (“Vornado”); Crescent ART Holdings, LLC,  a Delaware limited liability company (“Crescent”); Yucaipa Corporate Initiatives Fund I, LP, a Delaware limited partnership (“Yucaipa CI”); Yucaipa American Alliance Fund I, LP, a Delaware limited partnership (“Yucaipa AF”); or (ii) for periods on and after March 31, 2008, (“Yucaipa CI”); (“Yucaipa AF”); Yucaipa American Alliance (Parallel) Fund I, LP (“Yucaipa AF Parallel”); Yucaipa American Alliance Fund II, L.P. (“Yucaipa AFII”); Yucaipa American Alliance (Parallel) Fund II, L.P. (“Yucaipa AFII Parallel”) (the entities referred to in (i) and (ii) referred to herein collectively as the “Owners”); or (iii) any entity with respect to which an Owner beneficially owns, directly or indirectly, at least 50% of the total voting power of the outstanding voting interests of such entity and at least 50% of the total value of the outstanding ownership interests of such entity, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of (A) 50% or more of (I) the total value of the then-outstanding ownership interests in the Company (the “Ownership Interests”) or (II) the total voting power of the then-outstanding voting ownership interests in the Company (the “Voting Interests”), (B) 80% or more of the fair market value of the assets of (I) the Company or (II) Americold Realty Trust, a Maryland real estate investment trust (“ART”), or (C) 20% or more of (I) the total value of the then-outstanding securities issued by ART or (II) the total voting power of the then-outstanding voting securities issued by ART that are entitled to vote generally in the election of members of the Board of Trustees of ART;

(B)           Consummation of a reorganization, merger, or similar transaction involving the Company, unless following such transaction, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Ownership Interests and the Voting Interests immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of (x) the total value of the then-outstanding ownership interests of the entity resulting from such transaction and (y) the total voting power of the then-outstanding ownership interests entitled to vote generally in the election of directors of the entity resulting from such transaction, in substantially the same proportions as their ownership immediately prior to such transaction of the Ownership Interests and the Voting Interests, (ii) no person (excluding any entity resulting from such transaction or any employee benefit plan (or related trust) of the Company or of such entity resulting from such transaction) beneficially owns, directly or indirectly, 20% or more of (x) the total resulting ownership interests of such entity or (y) the total resulting voting interests of such entity, except to the extent that such ownership existed prior to the transaction, and (iii) at least a majority of the members of the board of directors of the entity resulting from such transaction were members of the incumbent Board of Trustees of ART at the time of the execution of the initial agreement or of the action of the Board of Trustees of ART providing for such transaction; or

(C)         Replacement of a majority of the members of the then-incumbent Board of Trustees of ART with persons not nominated by (i) one or more of the Owners pursuant to the provisions of the then-effective Shareholders Agreement by and among the Owners or (ii) the then-incumbent Board of Trustees of ART;

(D)          Consummation of the first underwritten public offering of the common shares of ART by a nationally recognized underwriter pursuant to an effective registration statement under the Securities Act of 1933, as amended (or any successor statute thereto), including any rules and regulations promulgated by the U.S. Securities and Exchange Commission (or any successor agency thereto) thereunder; and

(E)           Approval of a complete liquidation or dissolution of ART or the Company.

“Claimant” shall have the meaning set forth in Section 7.5 hereof.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means (A) the persons who are from time to time serving as members of the AmeriCold Compensation Committee, the committee designated by the Board as being responsible for administering the SERP, or (B) if applicable, such person or persons as the persons described in (A) may designate.

“Company” means AmeriCold Logistics, LLC, a Delaware limited liability company, and any Affiliate that adopts the SERP pursuant to the provisions of Section 10.11 hereof.

“Company Credits” means Company Matching Credits and Company Discretionary Credits.

“Company Discretionary Credits” shall have the meaning set forth in Section 3.1(e) hereof.

“Company Matching Credits” shall have the meaning set forth in Section 3.1(d) hereof.

“Deemed Investment” (or “Deemed Invested”) means the conversion of a dollar amount of deferred Salary Compensation, Bonus Compensation, Company Matching Credits, and Company Discretionary Credits (as applicable) credited to a Participant’s Account into notional shares or units of ownership (or a fraction of such measures of ownership, if applicable) of a security (e.g., mutual fund or other investment) in accordance with the Investment Options selected by the Participant.  The conversion shall occur as if shares (or units) of the designated investment were being purchased (or sold, as the case may be), at the quoted price as of the close of business on the day on which the Deemed Investment occurs.  Notwithstanding the foregoing, at no time shall a Participant have or be deemed to have any real or beneficial ownership in the actual security to which the Investment Option refers, irrespective of whether such a Deemed Investment is mirrored by an actual identical investment by the Company or a trustee acting on behalf of the Company.

“Deferrals” means Salary Deferrals and Bonus Deferrals.

“Disability” or “Disabled” means that a Participant is (A) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; (B) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer; or (C) determined by the Social Security Administration to be totally disabled.

“Disability Distribution” means payment by the Company of the Participant’s Account balance, including any unpaid In-Service Account balances, to the Participant as a Termination Distribution (unless the Participant is eligible for Retirement as of the date of the onset of the Disability, in which case, his Disability Distribution shall be distributed as a Retirement Distribution).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Effective Date” means the effective date of this SERP, January 1, 2005.

“Eligible Employee” shall have the meaning set forth in Section 2 hereof.

“HRVP” shall have the meaning set forth in Section 7.5 hereof.

“In-Service Account” means a separate recordkeeping account under a Participant’s Account that is created when a Participant elects a new In-Service Distribution Date with respect to amounts deferred hereunder.

“In-Service Distribution” means a payment by the Company to the Participant following an In-Service Distribution Date of the amount represented by the balance in the In-Service Account for such In-Service

Distribution Date.  In-Service Distributions shall be made in accordance with a Participant’s elections made pursuant to Sections 3.1(c)(iii) and/or 3.1(f) hereof.

“In-Service Distribution Date” means the date selected by the Participant following which the Participant’s applicable In-Service Account shall be paid in accordance with the distribution method elected by the Participant pursuant to Sections 3.1(c)(iii) and/or 3.1(f) hereof.

“Investment Option” means a notional share or unit of ownership (or a fraction of any of such measure of ownership, as applicable) of a security representing an investment in a third-party investment vehicle, including (without limitation) a mutual fund, stock, or other investment approved by the Committee to be used to determine Deemed Investment earnings (positive or negative) on amounts credited to Participants’ Accounts.  No Participant shall have a real or beneficial ownership in the security or other investment represented by the Investment Option.  Notwithstanding the foregoing, in no event may an Investment Option be an ownership interest in AmeriCold or any of its Affiliates.

“Participant” means an Eligible Employee who becomes a participant in the SERP pursuant to Section 2 hereof.

“Plan Year” means the calendar year.

“Pre-Effective Date Deferrals” shall have the meaning set forth in Section 3.3 hereof.

“Retirement” means a Participant’s Separation from Service with the Company for any reason other than an authorized leave of absence or death on or after (A) the date the Participant has attained age 65, or (B) the date that the Participant has attained age 55 and has been credited with at least 5 Years of Service.

“Retirement Distribution” means payment(s) by the Company of a Participant’s remaining Account balance, including any undistributed In-Service Account balances, to the Participant in accordance with the Participant’s election pursuant to Sections 3.1(c)(iii) and/or 3.1(f) hereof upon the Participant’s Retirement.

“Retirement Plan” means the AmeriCold Retirement Income Plan, as in effect April 1, 2005.

“SERP” means the nonqualified deferred compensation plan set forth herein, which shall be known as the AmeriCold Supplemental Executive Retirement Plan, as it may be amended from time to time.

“Salary Compensation” means any base salary plus any commission compensation that is otherwise payable to a Participant in cash by the Company in any calendar year.  Specifically, “Salary Compensation” shall include contributions made by the Company on behalf of a Participant under any salary reduction or similar arrangement to a cafeteria plan described in Section 125 of the Code, elective contributions pursuant to an arrangement qualified under Section 401(k) of the Code, amounts contributed as Salary Deferrals under this Plan, and any additional amounts determined in the sole discretion of the Committee.  “Salary Compensation” shall exclude moving expenses, any gross up of moving expenses to account for increased income taxes, Company contributions under any qualified retirement plan (including the SERP), Company contributions on behalf of the Participant under any nonqualified retirement plan, a Participant’s Bonus Compensation, any amounts relating to the granting of a stock option or similar equity or phantom equity instrument, the exercise of a stock option or similar equity or phantom equity instrument, or the sale or deemed sale of any shares, equity interests, or phantom equity interests thereby acquired, bonus paid as an inducement to enter the employment of the Company, any severance payments or other compensation which is paid to a Participant as a result of the Participant’s separation from service with the Company, and any additional amounts determined in the sole discretion of the Committee. “Salary Deferral” shall have the meaning set forth in Section 3.1(a) hereof.

“Salary Deferral Election” shall have the meaning set forth in Section 3.1(a) hereof.

“Savings Plan” means the AmeriCold Employee Savings Plan, as it may be amended from time to time.

“Section 409A” means Section 409A of the Code and the regulations and other guidance issued thereunder.

“Separation from Service” means separation from service within the meaning of Section 409A.

“Specified Employee” means a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code.

“Termination” means Separation from Service with the Company, voluntarily or involuntarily, for any reason other than Retirement, death, Disability, or an authorized leave of absence.

“Termination Distribution” means a payment by the Company of the Participant’s remaining vested Account balance, including any undistributed In-Service Account balances, to the Participant in a lump sum upon the Participant’s Termination.

“Termination/Retirement Account” means that portion of a Participant’s Account that has not been allocated to In-Service Accounts.

“Trust” shall have the meaning set forth in Section 9.2  hereof.

“Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.  The term “Unforeseeable Emergency” shall be interpreted by the Committee, in its sole discretion, in a manner that is consistent with Section 409A(a)(2)(B)(ii) of the Code and the regulations and other guidance issued thereunder.

“Valuation Date” means the last day of the applicable calendar month, as of which date the value of all or a portion of a Participant’s Account is determined.

“Years of Service” means, at any time, the number of years of service with which a Participant has been credited under the Savings Plan.

1.2           Usage.  Unless the context clearly indicates a distinction, singular words used herein shall include the plural, and masculine words used herein shall include the feminine.

SECTION 2

ELIGIBILITY AND PARTICIPATION

2.1           Eligibility.  The Committee shall determine, in its sole discretion, those employees of the Company who will be eligible to participate in the SERP (each such employee, an “Eligible Employee”).  In any event, such Eligible Employees are intended to constitute a select group of management or highly compensated employees within the meaning of Sections 201, 301 and 401 of ERISA.  Notwithstanding anything herein to the contrary, the Committee retains the discretion to establish such additional eligibility requirements for participation in the SERP as it may determine appropriate or necessary from time to time.

2.2           Participation.  An Eligible Employee may elect to participate in the SERP by submitting to the Committee the appropriate elections (as described in Section 3 hereof) and complying with such other requirements as the Committee shall impose all within such times as may be established by the Committee.  Such Eligible Employee’s participation in the SERP shall, to the extent permitted by applicable law and under Section 3 hereof, commence as soon as practicable following his satisfaction of all participation requirements.

2.3           Notification of Eligibility.  Each individual who becomes an Eligible Employee shall be notified by the Committee of his eligibility to participate in the SERP and be given an opportunity to participate hereunder.

2.4           Duration of Participation.  Once an Eligible Employee becomes a Participant, such Eligible Employee shall continue to be a Participant so long as he or she is entitled to receive benefits hereunder, notwithstanding any subsequent Separation from Service with the Company; provided, however, that a Participant who has experienced a Separation from Service with the Company shall not be allowed to make future Deferrals or to have additional Company Credits credited to his Account, but Deferrals from Salary and/or Bonus Compensation paid with respect to the Plan Year in which the Separation from Service occurs shall be deferred to the SERP pursuant to such Deferral elections as may be in effect for such Plan Year.

SECTION 3

COMPENSATION DEFERRAL

3.1           Credits to Account.

(a)           Salary Deferral Elections.  Any Eligible Employee may elect to defer under the SERP between 3% and 80% of the Salary Compensation otherwise payable as of a given pay date to such Eligible Employee by the Company (a “Salary Deferral Election”), which amount shall be designated by the Eligible Employee by completing such Salary Deferral Election procedures (including any on-line enrollment and deferral election procedures) as the Committee may establish for such purpose within the applicable deadlines set forth herein (any such amount so deferred, a “Salary Deferral”).  A Salary Deferral Election shall apply only with respect to the Plan Year, or portion thereof, specified in the Participant’s Salary Deferral Election, and shall be irrevocable as to the Salary Deferral percentage elected for such Plan Year.

(i)            Salary Deferral Election Timing — General.  To be effective, a properly completed Salary Deferral Election must be submitted to the Committee prior to the deadline established by the Committee for such purpose, which deadline shall be prior to the beginning of the Plan Year for which the Salary Deferral Election is to be effective.  If an Eligible Employee does not submit a properly completed Salary Deferral Election to the Committee prior to the deadline established by the Committee for such purpose, the Eligible Employee shall be deemed to have elected not to make a Salary Deferral Election for such Plan Year.

(ii)           Salary Deferral Election Timing — For First Year as an Eligible Employee.  Notwithstanding the foregoing provisions of this Section 3.1(a), during the Plan Year in which an individual first becomes an Eligible Employee, such Eligible Employee may elect to defer between 3% and 80% of his Salary Compensation beginning with the payroll period next following the Eligible Employee’s submission of a properly completed Salary Deferral Election, provided that such Salary Deferral Election is submitted to the

Committee within 30 days after the date such Eligible Employee  is notified of his eligibility to participate in the SERP.  If the Eligible Employee does not submit a properly completed Salary Deferral Election to the Committee within 30 days after the date he is notified of his eligibility to participate in the SERP, such Eligible Employee will be deemed to have elected not to make a Salary Deferral Election for such Plan Year.  Elections by such an Eligible Employee for succeeding Plan Years shall be made in accordance with the foregoing provisions of this Section 3.1(a).

(b)           Bonus Deferral Elections.

(i)            General.  Any Eligible Employee may elect to defer under the SERP between 3% and 80% of the Bonus Compensation otherwise payable as of a given pay date to the Eligible Employee by the Company (a “Bonus Deferral Election”), which amount shall be designated by the Eligible Employee by completing such Bonus Deferral Election procedures (including any on-line enrollment and deferral election procedures) as the Committee may establish for such purpose prior to the applicable deadlines set forth herein (any such amount so deferred, a “Bonus Deferral”).  A Bonus Deferral Election shall apply only with respect to the Plan Year, or portion thereof, specified in the Participant’s Bonus Deferral Election, and shall be irrevocable as to the Bonus Deferral percentage elected for such Plan Year.

(ii)           Bonus Deferral Election Timing.  To be effective, a properly completed Bonus Deferral Election must be submitted to the Committee prior to the deadline established by the Committee for such purpose, which deadline shall be at least 6 months prior to the end of the performance period for which such Bonus Compensation is earned.  If an Eligible Employee does not submit a properly completed Bonus Deferral Election prior to the deadline established by the Committee for such purpose, the Eligible Employee shall be deemed to have elected not to make a Bonus Deferral Election with respect to the Bonus Compensation earned during such performance period.

(c)           Salary and Bonus Deferral Elections - Additional Rules and Procedures.

(i)            General.  The Committee shall have the discretion to change existing rules and procedures and/or adopt such additional rules and procedures applicable to Salary Deferral Elections and

Bonus Deferral Elections as the Committee may determine necessary.  By way of amplification and not limitation, the Committee shall have the authority to limit the amount of Salary Compensation and/or Bonus Compensation deferred by a Participant under the SERP in any Plan Year, require a Participant to pay or provide for payment of cash to the Company, and/or take such other actions as it may determine to be necessary in the event that, as a result of a Participant’s Salary Deferral Election and/or Bonus Deferral Election, the compensation payable to a Participant currently is less than such Participant’s tax withholding obligations to the Company.

(ii)           Suspension of Deferral Elections.  Salary Deferral Elections and Bonus Deferral Elections under this Section 3.1 shall generally be irrevocable, except as follows:

(A)          Hardship Distributions.  The remainder of a Participant’s Salary Deferral Election and Bonus Deferral Election for a given Plan Year shall be disregarded upon the Committee’s approval of a distribution of some or all of the Participant’s SERP Account as a result of an Unforeseeable Emergency, as contemplated under Section 4.1(f) hereof.  In such case, the Participant shall not be allowed to make new Salary or Bonus Deferral Elections for the remainder of the Plan Year during which such Unforeseeable Emergency distribution is approved, as well as the immediately succeeding Plan Year.  Any resumption of the Participant’s Salary Deferrals and/or Bonus Deferrals after such suspension period may be made only at the election of the Participant in accordance with this Section 3.

(B)           Leaves of Absence.  If a Participant is authorized by the Company to take a paid leave of absence from the Company, the Participant shall continue to be considered employed by the Company, and his Deferral Elections shall continue in effect during such paid leave of absence in accordance with the provisions of this Section 3.1.  If a Participant is authorized by the Company to take an unpaid leave of absence from the Company, the Participant shall continue to be considered employed by the Company for a period of six months, or longer, if the right to reemployment is guaranteed by statute or contract, but such Participant shall not be considered to be employed by the Company after the expiration of such period of time.

(iii)          Distribution Elections for Deferrals.  In connection with each Salary Deferral Election and/or Bonus Deferral Election made for a given Plan Year, a Participant shall also elect whether to receive such Salary Deferrals and/or Bonus Deferrals, as adjusted pursuant to Section 3.2 hereof, (A) in a lump sum or in annual installments of 5, 10, or 15 years, upon Retirement, or (B) in a lump sum at an In-Service Distribution Date that is at least 3 Plan Years after the end of the Plan Year with respect to which such Salary Compensation and/or Bonus Compensation is deferred.  Except as otherwise required by the Committee, such Retirement Distribution or In-Service Distribution elections may be made separately with respect to each Plan Year’s Salary Deferrals and/or Bonus Deferrals, and Termination/Retirement Accounts and/or In-Service Accounts will be established accordingly.  If a Participant does not make a distribution election with respect to a given Plan Year’s Salary Deferrals and/or Bonus Deferrals (or if the Participant Retires without having made a valid Retirement Distribution election with respect to a given Plan Year’s Salary Deferrals and/or Bonus Deferrals), he shall be deemed to have elected to receive distribution of such Deferrals in a lump sum as a Retirement Distribution.  Any portion of a Deferral that is not credited to an In-Service Distribution Account shall be credited to the Participant’s Termination/Retirement Account, which credited amounts, as adjusted pursuant to Section 3.2 hereof, shall remain credited to the Participant’s Termination/Retirement Account until such amounts have been distributed to the Participant or the Participant’s Beneficiary and may not be credited or reallocated to an In-Service Account.

(d)           Company Matching Credits.

(i)            Prior to August 1, 2005.  The provisions of this Section 3.1(d)(i) shall be effective with respect to Deferrals made with respect to pay periods beginning prior to August 1, 2005.  In addition to any Salary Deferral and/or Bonus Deferral credited to a Participant’s Account pursuant to Sections 3.1(a) and 3.1(b) hereof with respect to a given pay date, a Participant’s Account shall be credited, as of each date matching contributions are made to the Participant’s account under the Savings Plan (or would be so made but for the limitations on contributions and benefits imposed by any or all of Sections 415, 401(a)(17), and

401(a)(30) of the Code), with a Company Matching Credit equal to the difference, if any, between (A) and (B) below:

(A)          the amount of matching contributions that would have been made for the Participant as of such date under the Savings Plan if (I) amounts of Deferrals credited to the Participant’s Account had instead been contributed to the Savings Plan, and (II) such contributions were not limited by the limitations on contributions and benefits imposed by any or all of Sections 415, 401(a)(17), and 401(a)(30) of the Code; less

(B)           the amount of matching contributions that were actually made for him as of such date under the Savings Plan.

(ii)           On and After August 1, 2005.  The provisions of this Section 3.1(d)(ii) shall be effective with respect to Deferrals made with respect to pay periods beginning on or after August 1, 2005.  In addition to any Salary Deferral and/or Bonus Deferral credited to a Participant’s Account pursuant to Sections 3.1(a) and 3.1(b) hereof with respect to a given pay date, a Participant’s Account shall be credited with an amount equal to the lesser of: (i) 3% of the aggregate amount of a Participant’s Salary Compensation and Bonus Compensation paid on such pay date or (ii) 100% of the aggregate amount of a Participant’s Salary Deferral and Bonus Deferral with respect to such pay date.

(iii)          Timing of Matching Credits.  The matching credits described in (i) and (ii) above shall be referred to herein as “Company Matching Credits”.  Unless otherwise specified by the Committee, Company Matching Credits, if any, shall be credited to a Participant’s Account as soon as practicable following the date on which the corresponding Deferrals were credited to the Participant’s Account.

(e)           Company Discretionary Credits.

(i)            General.  The Company reserves the right to make discretionary credits to Participants’ accounts in such amounts and at such times as may be determined by the Company in its sole discretion (with such credited amounts being “Company Discretionary Credits”).  Such Company Discretionary Credits shall not depend on the amount of elective deferrals made by a Participant pursuant to

Section 3.1(a) hereof.  Unless otherwise specified by the Committee, Company Discretionary Credits, if any, shall be credited to a Participant’s Account as soon as practicable following the end of the Plan Year with respect to which they are to be credited.

(ii)           Credits Prior to April 1, 2005.  With respect to periods ending prior to April 1, 2005, as of each date that a cash balance credit is added to a Participant’s account under the Retirement Plan (or would be so added but for the limitations on contributions and benefits imposed by any or all of Sections 415, 401(a)(17), and 401(a)(30) of the Code), the Participant’s Account shall be credited with a Company Discretionary Credit  equal to the difference, if any, between (A) and (B), below:

(A)          the amount of the cash balance credit that would have been added for him as of such date under the Retirement Plan if such credit had been computed without giving any effect to (I) the limitations on contributions and benefits imposed by any or all of Sections 415, 401(a)(17), and 401(a)(30) of the Code, or (II) the deferral of Salary Compensation and/or Bonus Compensation under the SERP; less

(B)           the amount of the cash balance credit actually added for him as of such date under the Retirement Plan.

(f)            Company Matching Credits and Company Discretionary Credits - Additional Rules and Procedures.

(i)            Distribution Elections for Company Matching Credits and Company Discretionary Credits.  In connection with any Company Credits that may be credited to a Participant’s Account for a given Plan Year, such Participant shall elect, by completing such election procedures (including any on-line enrollment and distribution election procedures) prior to the deadlines established by the Committee for such purpose, which deadline shall be prior to the beginning of the Plan Year for which the Company Credits may be credited, whether to receive the vested portion of such Company Credits, as adjusted pursuant to Section 3.2 hereof, (i) in a lump sum or in annual installments of 5, 10, or 15 years, upon Retirement, or (ii) in a lump sum at an In-Service Distribution Date that is at least 3 Plan Years after the end of the Plan Year with respect to which such Company Credits are deferred.  Except as otherwise required by the Committee, such

Retirement Distribution or In-Service Distribution elections may be made separately with respect to each Plan Year’s Company Matching Credits and Company Discretionary Credits, and Termination/Retirement Accounts and/or In-Service Accounts will be established accordingly.  If a Participant does not make a distribution election with respect to a given Plan Year’s Company Matching Credits and/or Company Discretionary Credits (or if the Participant Retires without having made a valid Retirement Distribution election with respect to given Plan Year’s Company Matching Credits and/or Company Discretionary Credits), he shall be deemed to have elected to receive distribution of such Company Credits in a lump sum as a Retirement Distribution.  Any portion of a Participant’s Company Credits that is not credited to an In-Service Distribution Account will be credited to the Participant’s Termination/Retirement Account, which credited amounts, as adjusted pursuant to Section 3.2 hereof, shall remain credited to the Participant’s Termination/Retirement Account until such amounts have been distributed to the Participant or the Participant’s Beneficiary and may not be credited or reallocated to an In-Service Account.

(ii)           Special Rule Regarding In-Service Distribution Elections for Company Matching Credits and Company Discretionary Credits.  If a Participant elects to receive an In-Service Distribution of Company Matching Credits and/or Company Discretionary Credits pursuant to Section 3.1(f)(i) prior to being fully vested in such Credits, the Participant will be deemed to have made the following two In-Service Distribution Elections:

(A)          An election to receive, at the In-Service Distribution Date specifically elected, an In-Service Distribution of the portion of such Credits that will be vested as of the In-Service Distribution Date specifically elected; and

(B)           An election to receive, at the fifth anniversary of the In-Service Distribution Date specifically elected, an In-Service Distribution of the portion of such Credits that will not be vested as of the In-Service Distribution Date specifically elected.

(g)           Changes in Distribution Elections.  A Participant may change his distribution elections with respect to Salary Deferrals and/or Company Credits in accordance with such procedures as the Committee may establish, if (i) such subsequent election is received and accepted by the Committee at least 12 months prior to the date of the Participant’s Retirement or the In-Service Distribution Date intended to be changed, as applicable; (ii) such subsequent election is not effective for at least 12 months after the date of the Participant’s subsequent election; (iii) such subsequent election does not accelerate previously elected distributions (i.e., does not reduce the number of annual installment periods or change installment payments to a lump-sum distribution); and (iv) the payments with respect to which such subsequent election is made will not commence within 5 years from the date such payments would otherwise have commenced under the distribution election being changed.  Any purported distribution election change that does not comply with such requirements shall be null and void, and the most recent effective distribution election shall remain in effect.

(h)           Transitional Relief under Section 409A. Notwithstanding paragraph (g) above, a Participant may make a change to an existing distribution election no later than December 31, 2008, provided that: (i) such subsequent election does not accelerate the timing of a distribution from a future calendar year into the 2008 calendar year; (ii) such subsequent election does not apply to a distribution that is otherwise scheduled to become payable during the six-month period following such election.

3.2           Adjustment of Accounts.  A Participant shall be allowed to select one or more Investment Options from a list provided by the Committee.  The initial election shall be made on the Allocation Election form approved by the Committee (or Allocation Election screen on the Participant website approved by the Committee) and shall specify the allocations among the Investment Options selected.  A Participant may make different Allocation Elections for each Account.  A Participant’s Accounts shall be valued as the sum of the value of all Deemed Investments minus any withdrawals or distributions from the relevant Account.  Investment Options shall be utilized to determine the value of an Account.  Elections of Investment Options do not represent actual ownership of, nor ownership rights in or to, the securities or other investments to which the Investment Options refer, nor is the Company in any way bound or directed to make actual investments corresponding to Deemed Investments.

(a)           The Committee, in its sole discretion, shall be permitted to add or remove Investment Options provided that any such additions or removals of Investment Options shall not be effective with respect to any period prior to the effective date of such change.  Any unallocated portion of an Account or any unallocated portion of new Deferrals shall be Deemed Invested in an Investment Option referring to a money-market based fund.

(b)           A Participant may make a new Allocation Election with respect to future Deferrals or current Account balances (or both), provided that such new allocations shall be in increments of 1% and apply to the entire Account balance.  Subject to restrictions on the timing and number of permitted changes to Allocation Elections within certain time periods established by the Committee, new Allocation Elections may be made on any business day, and will become effective on the first business day following the date the new Allocation Election is requested by the Participant.

(c)           Notwithstanding anything herein to the contrary, the Company shall have the sole and exclusive authority to invest any or all amounts set aside to pay benefits hereunder, regardless of any Allocation Elections by any Participant.  A Participant’s Allocation Election shall be used solely for purposes of determining the value of his or her Accounts and the Company’s obligation to the Participant pursuant to this Plan.

(d)           Notwithstanding anything herein to the contrary, prior to August 1, 2005, as of each Valuation Date, each Participant’s Account balance shall be deemed to have been invested in the same investments and in the same percentages as the Participant’s account balance under the Savings Plan since the preceding Valuation Date, and his Account balance shall be adjusted accordingly.

3.3           Transitional Election Matters.  Notwithstanding anything herein or otherwise to the contrary, with respect to Deferrals and Company Credits credited to Participants’ Accounts with respect to periods prior to the Effective Date, and Deemed Investment earnings thereon (collectively, “Pre-Effective Date Deferrals”):

(a)           Such Pre-Effective Date Deferrals will be credited to Participants’ Termination/Retirement Account, and no In-Service Distribution elections may be made with respect to Pre-Effective Date Deferrals; and

(b)           No changes may be made to the distribution election for any Pre-Effective Date Deferrals, except as set forth in Section 3.1(g) or, during the 2005 Plan Year, except as permitted by Section 409A.

3.4           Vesting of Account.

(a)           Salary and Bonus Deferrals.  The Deferrals credited to a Participant’s Account under Sections 3.1(a) and 3.1(b) hereof, as adjusted pursuant to Section 3.2 hereof, shall be 100% vested at all times.

(b)           Matching and Company Discretionary Credits Prior to August 1, 2005.  Company Matching Credits credited to a Participant’s Account under Sections 3.1(d) hereof with respect to pay periods beginning prior to August 1, 2005, as adjusted pursuant to Section 3.2 hereof, shall be vested at the same time and to the same extent as Company matching contributions made to the Savings Plan on the Participant’s behalf.  Company Discretionary Credits credited to a Participant’s Account under Section 3.1(e) hereof with respect to pay periods beginning prior to August 1, 2005, as adjusted pursuant to Section 3.2 hereof, shall be vested at the same time and to the same extent as cash balance credits made to the Retirement Plan on the Participant’s behalf.

(c)           Matching and Company Discretionary Credits on or After August 1, 2005.  Company Credits credited to a Participant’s Account under Sections 3.1(d) and 3.1(e) hereof with respect to pay periods beginning on or after August 1, 2005, as adjusted pursuant to Section 3.2 hereof, shall be vested at the same time and to the same extent as Company matching contributions made to the Savings Plan on the Participant’s behalf.  As of the Effective Date, the Savings Plan’s vesting schedule is as follows:

Years of Service	Vested Percentage
Less than 1	0%
1	20%
2	40%
3	60%
4	80%
5+	100%

Notwithstanding the foregoing provisions of this Section 3.4(c), (i) pursuant to Section 6.1 hereof, a Participant shall be 100% vested in Company Credits credited to his Account under Sections 3.1(d) and 3.1(e) hereof, as adjusted pursuant to Section 3.2 hereof, upon a Change of Control, (ii) a Participant shall be 100% vested in Company Credits credited to his Account under Sections 3.1(d) and 3.1(e) hereof in the event of the Participant’s Retirement, death, or Disability, and (iii) the Company may change the SERP’s vesting schedule at any time by amending the Savings Plan’s vesting schedule; provided, however, that such change shall not reduce a Participant’s vested percentage with respect to Company Credits previously credited to his Account below his vested percentage immediately prior to such change.

(d)           Forfeiture for Cause.  Notwithstanding anything in this Section 3.4 to the contrary, vesting of Company Credits credited to a Participant’s account under Sections 3.1(d) and 3.1(e) hereof, as adjusted pursuant to Section 3.2 hereof, shall be subject to forfeiture for Cause pursuant to Section 5 hereof.

SECTION 4

DISTRIBUTIONS

4.1           Plan Distributions.  Subject to the requirements of Section 409A:

(a)           In-service Distributions.  Each In-Service Distribution shall be paid in a lump sum in accordance with the In-Service Distribution election made with respect thereto, beginning as soon as administratively feasible following the Valuation Date coincident with or next following the applicable In-Service Payment Date.  Notwithstanding a Participant’s election to receive an In-Service Distribution of some or all of his Account, if the Participant’s Termination, Retirement, Disability, or death, as applicable, occurs prior to the completion of payments elected in connection with any In-Service Distribution Date(s), the vested portion of his remaining In-Service Distribution Account balances shall be distributed pursuant to the Plan’s provisions regarding distributions upon Termination, Retirement, Disability, or death, as applicable.

(b)           Retirement Distributions.  Upon a Participant’s Retirement, his Termination/Retirement Account and any undistributed balances in his In-Service Distribution Accounts shall be paid to the Participant in a lump sum and/or installments in accordance with his Retirement Distribution elections.

(c)           Distributions upon Termination.  In the event that a Participant experiences a Termination prior to his Retirement, Disability, or death, the vested portion of his Termination/Retirement Account and the vested portion of any undistributed balances in his In-Service Distribution Account shall be paid to the Participant in a lump sum as a Termination Distribution.

(d)           Distributions upon Death.  In the event of a Participant’s death before complete distribution of the balance of his Account, such Participant’s Beneficiary shall be paid a lump-sum death benefit equal to the amount of the Participant’s remaining Account balance.

(e)           Distribution upon Disability.  If a Participant suffers a Disability, he may request a Disability Distribution.  The Committee, in its sole discretion, shall determine whether a Participant has experienced a

Disability and whether a Disability Distribution shall be granted.  If such Disability Distribution is granted, the Participant’s Termination/Retirement Account balance and any undistributed balances in his In-Service Distribution Accounts shall be paid to the Participant in a lump sum; provided, however that if the Participant is eligible for Retirement on or before the date of the onset of such Disability, such payment shall be made in a lump sum and/or installments in accordance with his Retirement Distribution elections.

(f)            Unforeseeable Emergency.  A Participant may request, in writing to the Committee, a distribution from his Account if the Participant experiences an Unforeseeable Emergency.  The Committee, in its sole discretion, shall determine whether a Participant has experienced an Unforeseeable Emergency and whether any distribution based on such Unforeseeable Emergency shall be granted.  Distributions of amounts because of an Unforeseeable Emergency shall be limited to the extent reasonably needed to satisfy the emergency need, which cannot be met with other resources of the Participant.  The amount of such Unforeseeable Emergency distribution shall be subtracted first from the vested portion of the Participant’s Termination/Retirement Account until depleted and then from the vested portion of his In-Service Distribution Accounts (if any) beginning with the most distant distribution commencement date.  For purposes of administering this Section, values shall be determined on the date the Committee approves the amount of the Unforeseeable Emergency distribution, or such other date determined by the Committee.

(g)           Small Account Balance Lump-Sum Payment.  Anything to the contrary in the SERP notwithstanding, in the event that a Participant’s vested Termination/Retirement Account balance, including any undistributed vested balance in his In-Service Distribution Account (in the case of a Retirement Distribution) or In-Service Account balance (in the case of an In-Service Distribution), is less than $10,000 on his Retirement Distribution Date or In-Service Distribution Date, as applicable, the In-Service Distribution or Retirement Distribution, as applicable, shall be paid in a single lump sum, and any form of payment election to the contrary shall be null and void.

(h)           Installment Payments.  If the Participant has elected installment payments for his Retirement Distribution, annual cash payments will be made beginning as soon as administratively practicable following the applicable Valuation Date.  Such payments shall continue annually on the anniversary of the previous installment payment until the number of installment payments elected has been paid.  The installment payment amount shall be determined annually as the result of a calculation, performed on or about the anniversary of the initial Valuation Date, where (i) is divided by (ii):

(i)            equals the remaining value of the Participant’s Termination/Retirement Account as of the anniversary of the Valuation Date; and

(ii)           equals the remaining number of annual installment payments.

4.2           Time of Payments.  Except as specifically provided herein, payment of any lump-sum or installment distribution to which the Participant or Beneficiary shall be entitled under the SERP shall be made or commence as soon as practicable after the Valuation Date coincident with or next following the date of the Participant’s Termination, Retirement, onset of Disability, death, or the applicable In-Service Distribution Date, as applicable; provided, however, that if (a) the Company is considered to be “publicly traded,” for purposes of Section 409A(a)(2)(B)(i) of the Code, at the time a benefit under the SERP would otherwise be distributed to a Participant, (b) such Participant is a Specified Employee, and (c) the distribution results from the Participant’s Separation from Service, such benefit shall not be paid earlier than the date which is 6 months after the date of the Participant’s Separation from Service with the Company, to the extent that making such a distribution would otherwise violate Section 409A.

4.3           Withholding Tax.

The Company shall have the right to deduct from all credits and payments made under the SERP, or from the Participant’s cash compensation, any taxes required by law to be withheld with respect to such amounts.

4.4           Savings Plan and Retirement Plan.

Any benefit payable under the Savings Plan or Retirement Plan shall be paid solely in accordance with the terms and provisions of the Savings Plan or Retirement Plan, as applicable, and nothing in the SERP shall operate or be construed in any way to modify, amend, or otherwise affect the terms and provisions of the Savings Plan or Retirement Plan.

SECTION 5

FORFEITURE FOR CAUSE

5.1           Forfeiture of Vested Amounts.  Notwithstanding the provisions of Section 3.4 hereof, all amounts credited to a Participant’s Account pursuant to Section 3.1(d) or (e) hereof, as adjusted pursuant to Section 3.2, shall be forfeited if one or both of the following conditions occurs:

(a)           the Participant’s employment is terminated by the Company for Cause, or

(b)           the Participant engages in competition with the Company as an employee, officer, partner, proprietor, or independent contractor prior to receiving his benefit under the SERP.

5.2           Definition of Cause.  For purposes of the SERP, “Cause” shall include, but shall not be limited to:

(a)           continued neglect, willful misconduct, or gross negligence in connection with the performance of duties for the Company;

(b)           willful failure to follow the reasonable directions of the Company’s Chief Executive Officer or the Board, as the case may be;

(c)           conviction of a crime (other than a minor traffic offense);

(d)           misappropriation or embezzlement of funds or property;

(e)           an attempt to secure personally any profit in connection with any transaction entered into on behalf of the Company; and

(f)            deliberate or pre-meditated acts against the interests of the Company.

SECTION 6

CHANGE OF CONTROL

6.1           Acceleration of Vesting.  Upon a Change of Control, all amounts credited to the Accounts of Participants who are in the employ of the Company as of the effective date of such Change of Control shall be 100% vested, subject to the provisions of Section 5 hereof.

6.2           Contributions to Grantor Trust.  On or before the date of a Change of Control, the Company shall contribute to a Trust (as contemplated in Section 9.2 hereof) cash that, together with the value of such Trust’s assets at that time, equals the aggregate vested Account balances of all Participants.  Notwithstanding the foregoing provisions of this Section 6.2, in no event shall a Participant’s rights to any amounts held in the Trust exceed those provided for in Section 9.2 hereof.

SECTION 7

ADMINISTRATION

7.1           Powers of the Committee.  The Committee shall have the exclusive responsibility for the administration of the SERP according to the terms and provisions of the SERP and shall have all powers necessary to accomplish those purposes, including, but not by way of limitation, the right, power, and authority:

(a)           to make rules and regulations for the administration of the SERP;

(b)           to construe all terms, provisions, conditions, and limitations of the SERP;

(c)           to correct any defect, supply any omission, or reconcile any inconsistency that may appear in the SERP in the manner and to the extent it deems expedient to carry the SERP into effect for the greatest benefit of all parties at interest;

(d)           to designate the persons eligible to become Participants and to establish the maximum and minimum amounts that may be elected to be deferred;

(e)           to determine all controversies relating to the administration of the SERP, including but not limited to:

(i)            differences of opinion arising between the Company and a Participant in accordance with Section 7.2; and

(ii)           any question it deems advisable to determine in order to promote the uniform administration of the SERP for the benefits of all parties at interest;  and

(f)            to delegate any plan administration duties of the Committee to such individual employees of the Company or groups of employees of the Company as the Committee determines to be necessary or advisable to properly administer the SERP.

7.2           Committee Discretion.  The Committee, in exercising any power or authority granted under the SERP or in making any determination under the SERP, shall perform or refrain from performing those acts using its sole discretion and judgment.  By way of amplification and without limiting the foregoing, the Company specifically intends that the Committee have the greatest possible discretion to construe the terms of the SERP and to determine all questions concerning eligibility, participation, and benefits.  Any interpretation, determination, or decision made by the Committee or any refraining to act or any act taken by the Committee in good faith shall be final, conclusive, and binding on all parties (other than any parties from which the Committee’s authority to act are derived).  The Committee’s decision shall never be subject to de novo review.

7.3           Reimbursement of Expenses.  The Committee shall serve without compensation for its services but shall be reimbursed by the Company for all expenses properly and actually incurred in the performance of its duties under the SERP.

7.4           Indemnification.  To the extent permitted by law, the Board, the Committee, employees of the Company, and all agents and representatives of the Company shall be indemnified by the Company, and saved harmless against any claims resulting from any action or conduct relating to the administration of the SERP, except claims arising from gross negligence, willful neglect, or willful misconduct.

7.5           Claims Procedure.  Any controversy or claim by a Participant or Beneficiary (a “Claimant”) arising out of or relating to the SERP shall be filed in writing and addressed to the Company’s Senior Vice President of Human Resources (the “HRVP”) at the Company’s principal office.  The HRVP shall make all initial determinations concerning such claim.

(a)           Initial Claims Decision.  The HRVP shall generally provide written notice to the Claimant of his decision within 90 days (or 45 days for a Disability-based claim) after the claim is filed with the HRVP; provided, however, that the HRVP may have up to an additional 90 days (or up to two 30-day periods for a Disability-based claim) to decide the claim, if he determines that special circumstances require an extension of time to decide the claim and he advises the Claimant in writing of the need for an extension (including an explanation of the special circumstances requiring the extension) and the date on which he expects to decide the claim.

(b)           Appeals.  A Claimant may appeal the HRVP’s decision by submitting a written request for review to the Committee within 60 days (180 days for a Disability-based claim) after the earlier of receiving the denial notice or after expiration of the initial review period.  Such written request must be addressed to the Committee at the Company’s principal office.  In connection with such request, the Claimant (and his authorized representative, if any) may review any pertinent documents upon which the denial was based and may submit issues and comments in writing for consideration by the Committee.  If the Claimant’s request for review is not received by the Committee within the earlier of 60 days (or 180 days for a Disability-based claim) after receipt of the denial or after expiration of the initial review period, the denial shall be final, and the Claimant shall be barred and estopped from challenging the HRVP’s determination.

(c)           Decision Following Appeal.  The Committee shall generally make its decision on the Claimant’s appeal in writing within 60 days (or 45 days for a Disability-based claim) following its receipt of the Claimant’s request for appeal; provided, however, that the Committee may have up to an additional 60 days (or 45 days for a Disability-based claim) to decide the claim, if the Committee determines that special circumstances require an extension of time to decide the claim and the Committee advises the Claimant in writing of the need for an extension (including an explanation of the special circumstances requiring the extension) and the date on which it expects to decide the claim.  The Committee shall notify the Claimant of its decision on the Claimant’s appeal in writing, regardless of whether the decision is adverse.

(d)           Decisions Final; Procedures Mandatory.  A decision on appeal by the Committee shall be binding and conclusive upon all persons, and completion of the claims procedures described in this Section 7.5 shall be a mandatory precondition to commencement of a legal or equitable action in connection with the SERP by a person claiming rights under the SERP or by another person claiming rights through such a person.  The Committee may, in its sole discretion, waive the procedures described in this Section 7.5 as a mandatory precondition to such an action.

(e)           Time for Filing Legal or Equitable Action.  Any legal or equitable action filed in connection with the SERP by a person claiming rights under the SERP or by another person claiming rights through such a person must commence not later than two years following the date such claim arose.

SECTION 8

AMENDMENT & TERMINATION

8.1           Amendment and Termination.  AmeriCold shall have the right at any time and from time to time to amend or terminate the SERP by action of the Board.  No such amendment or termination shall operate retroactively so as to reduce the value of a Participant’s vested Account balance in existence at the time of the amendment or termination, calculated as if the Participant had experienced a Separation from Service with the Company as of the effective date of the amendment or termination.

8.2           Effect of Termination.  Upon termination of the SERP, the following provisions of this Section 8.2 shall apply (to the extent that such provisions comply with Section 409A):

(a)           No additional amounts shall be credited to any Participant’s account under the SERP, to the extent such amounts relate to Salary Compensation or Bonus Compensation earned on or after the effective date of the SERP’s termination;

(b)           Except as otherwise provided in Section 8.2(a) hereof, on and after the effective date of the SERP’s termination, the SERP shall continue to be administered as it was prior to the SERP’s termination until all Participant account balances have been distributed pursuant to the terms of the SERP;

(c)           No participant shall be entitled to a distribution of his Account solely as a result of the SERP’s termination in accordance with the provisions of this Section 8; on and after the effective date of the SERP’s termination, a Participant shall continue to be entitled to a distribution of his Account only if he meets the distribution requirements set forth in Section 4 hereof; and

(d)           The forfeiture provisions of Sections 3.4 and 5 shall continue to apply with respect to a Participant until his entire Account balance has been distributed.

SECTION 9

FUNDING

9.1           Payments Under This Agreement are the Obligation of the Company.  The Company shall pay the benefits due the Participants under the SERP; provided, however, that should the Company fail to make a payment when a benefit is due, the benefit shall be paid by the trustee of that certain Trust established pursuant to Section 9.2 hereof (to the extent of the assets available under the Trust).  In any event, if the Trust fails to make such payment for any reason, the Company shall remain liable for the payment of all benefits provided under the SERP.

9.2           Agreement May be Funded Through Rabbi Trust.  It is specifically recognized by both the Company and the Participants that the Company may, but is not required to, purchase life insurance on the lives of one or more Participants so as to accumulate assets to fund the obligations of the Company under the SERP, and that the Company may, but is not required to, contribute any policy or policies it may purchase and any amount it finds desirable to a trust  (the “Trust”) established to accumulate assets to fund the obligations of the Company under the SERP.  The Company or the trustee of the Trust, as applicable, shall be the owner of such life insurance policies, and under no circumstances shall the Participants have any rights to any of such policies.  Participants shall submit to such medical examinations and supply such information and execute such documents as may be required by any insurance carriers to whom the Company has applied for life insurance. Under no circumstances shall the rights of the Participants to the assets held in the Trust be greater than the rights expressed in the SERP.  Except as provided in Section 6 hereof, nothing contained in the Trust agreement that creates the Trust shall constitute a guarantee by any Company that assets of the Company transferred to the Trust will be sufficient to pay any benefits under the SERP or would place the Participant in a secured position ahead of general creditors should the Company become insolvent or bankrupt.  Any Trust agreement prepared to fund the Company’s obligations under the SERP must specifically set out these principles so it is clear that the Participants in the SERP are only unsecured, general creditors of the Company in relation to their benefits under the SERP.

9.3           Participants Must Rely Only on General Credit of the Company.  It is also specifically recognized by both the Company and the Participants that the SERP is only a general corporate commitment, and that each Participant must rely upon the general credit of the Company for the fulfillment of its obligations hereunder.  Under all circumstances the rights of Participants to any asset held by the Company will be no greater than the rights expressed in the SERP.  Nothing contained in the SERP will constitute a guarantee by the Company that the assets of the Company will be sufficient to pay any benefits under the SERP or would place the Participant in a secured position ahead of general creditors of the Company.  Though the Company may establish or become a signatory to a Trust, as specified in Section 9.2, to accumulate assets to fulfill its obligations under the SERP, the SERP and any such Trust will not create any lien, claim, encumbrance, right, title, or other interest of any kind whatsoever in any Participant in any asset held by the Company, contributed to any such Trust or otherwise designated to be used for payment of any of its obligations under the SERP.  No specific assets of the Company have been or will be set aside, or will in any way be transferred to the Trust or will be pledged in any way for the performance of the Company’s obligations under the SERP which would remove such assets from being subject to the general creditors of the Company.

SECTION 10

MISCELLANEOUS

10.1         Limitation of Rights.  Nothing in the SERP shall be construed:

(a)           to give any employee of any Company any right to be designated an Eligible Employee or a Participant in the SERP;

(b)           to give a Participant any right with respect to the Salary Compensation and Bonus Compensation deferred pursuant to Sections 3.1(a) and 3.1(b), respectively, the Company Matching and Discretionary Credits credited pursuant to Sections 3.1(d) and 3.1(e), respectively, or the deemed investment earnings and losses adjustments pursuant to Section 3.2 hereof, except in accordance with the terms of the SERP;

(c)           to limit in any way the right of the Company to terminate a Participant’s employment with the Company at any time;

(d)           to evidence any agreement or understanding, expressed or implied, that the Company will employ a Participant in any particular position or for any particular remuneration; or

(e)           to give a Participant or any other person claiming through him any interest or right under the SERP other than that of any unsecured general creditor of the Company.

10.2         Distributions to Incompetents or Minors.  Should a Participant become incompetent or should a Participant designate a Beneficiary who is a minor or incompetent, the Committee is authorized to pay the funds due to the parent of the minor or to the guardian of the minor or incompetent or directly to the minor or to apply those funds for the benefit of the minor or incompetent in any manner the Committee, in its sole discretion, determines appropriate.

10.3         Nonalienation of Benefits.  No right or benefit provided in the SERP shall be transferable by the Participant except, upon his death, to a named Beneficiary as provided in the SERP.  No right or benefit under the SERP shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same will be void.  No right or benefit under the SERP shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits.  If any Participant or any Beneficiary becomes bankrupt or attempts to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit under the SERP, that right or benefit shall, in the discretion of the Committee, cease.  In that event, the Committee may have the Company hold or apply the right or benefit or any part of it to the benefit of the Participant or Beneficiary, his spouse, children or other dependents or any of them in any manner and in any proportion the Committee believes to be proper in its sole and absolute discretion, but is not required to do so.

10.4         Compliance with Court Orders.  The Committee may make any payments directed by court order in any action in which the Plan or the Committee has been named as a party.  In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan under applicable community property or similar laws, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by the Participant, to immediately distribute the spouse’s or former spouse’s interest in the Participant’s Account under the Plan to such spouse or former spouse so long as such distribution is not prohibited by Section 409A.

10.5         Reliance Upon Information.  The Committee shall not be liable for any decision or action taken in good faith in connection with the administration of the SERP.  Without limiting the generality of the foregoing, any decision or action taken by the Committee when it relies upon information supplied it by any officer of the Company, the Company’s legal counsel, the Company’s independent accountants or other advisors in connection with the administration of the SERP shall be deemed to have been taken in good faith.

10.6         Severability.  If any term, provision, covenant or condition of the SERP is held to be invalid, void or otherwise unenforceable, the rest of the SERP shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

10.7         Notice.  Any notice or filing required or permitted to be given to the Committee or a Participant shall be sufficient if submitted in writing and hand-delivered or sent by U.S. mail to the principal office of the Company or to the residential mailing address of the Participant.  Notice shall be deemed to be given as of the date of hand-delivery or if delivery is by mail, as of the date shown on the postmark.

10.8         No Enlargement of Employee Rights.  The Participant shall be subject to dismissal from the service of the Company to the same extent as if the SERP had never existed.

10.9         No Requirement to Fund.  The Company shall not be required to reserve, or otherwise set aside, funds for the payment of its obligations hereunder, except as provided in Section 6.2 hereof.

10.10       Governing Law.  To the extent not preempted by ERISA, the SERP shall be construed, administered and governed in all respects by the laws of the State of Georgia.

10.11       Adoption by Affiliates.

(a)           Procedure for and Status After Adoption.  Any Affiliate may, with the approval of the Committee, adopt the SERP by appropriate action of its board of directors.  The terms of the SERP will apply separately to each Affiliate adopting the SERP and its Participants in the same manner as is expressly provided for AmeriCold and its Participants except that the powers of the Board and the Committee under the SERP will be exercised by the members of the Board and the Committee, respectively.  AmeriCold and each Affiliate adopting the SERP will bear the cost of providing SERP benefits for its own Participants.  It is intended that the obligation of AmeriCold and each Affiliate with respect to its Participants will be the sole obligation of the entity that is employing the Participant and will not bind any other entity.

(b)           Termination of Participation by Adopting Affiliate.  Any Affiliate adopting the SERP may, by appropriate action of its board of directors, terminate its participation in the SERP.  The Committee may, in its discretion, also terminate an Affiliate’s participation in the SERP at any time.  The termination of the participation in the SERP by an Affiliate will not, however, affect the rights of any Participant who is working or has worked for the Affiliate as to amounts previously standing to his credit in his Account.

10.12       Effective Date.  The SERP will be operative and effective on January 1, 2005.

10.13       Compliance with Section 409A .  The SERP (i) is intended to comply with, (ii) shall be interpreted and its provisions shall be applied in a manner that is consistent with, and (iii) shall have any ambiguities therein interpreted, to the extent possible, in a manner that complies with Section 409A.

10.14       Controlled Group Status. To the extent required under Section 409A, if the Company is a member of a controlled group of corporations or a group of trades or businesses under common control (as described in Sections 414(b) or 414(c)), all members of the group shall be considered a single Company for purposes of determining whether a Separation from Service has occurred and for such other purposes as Section 409A shall require.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its officer hereunto duly authorized this 22 day of December, 2008, effective as of January 1, 2005.

AMERICOLD LOGISTICS, LLC

By:	/s/ Ronald B. Hutchison

Its:	Executive Vice President and Chief Financial Officer